Exhibit 23.2





                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Open Plan Systems, Inc. 2000 Stock Option Plan for Non-Employee Directors of our report dated February 4, 2000 (except for the last sentence in Note 5 as to which the date is March 13, 2000), with respect to the consolidated financial statements and schedule of Open Plan Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP


Richmond, Virginia
May 10, 2000